UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 26, 2010 (February 23, 2010)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective as of March 1, 2010, David J. Collins was appointed Senior Vice President and Chief Financial Officer of Sterling Chemicals, Inc. (“Sterling”). The press release announcing the appointment of Mr. Collins is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     Mr. Collins, age 41, previously served as the Chief Financial Officer of PetroSearch Energy Corporation, a crude oil and natural gas exploration company, from 2003 through 2009. Mr. Collins brings over 20 years of financial, accounting and commercial experience to Sterling, including positions at Petrosearch, Kazi Management, Federation Logistics Inc. and Ernst & Young LLP. Mr. Collins holds a Bachelor of Arts in Accountancy from Villanova University and is a Certified Public Accountant.
     Mr. Collins will earn a base salary initially set at $250,000 per year (subject to annual increases at the discretion of Sterling’s Board of Directors) and he will participate in Sterling’s bonus and incentive plans and all of its other employee benefit plans made available to its executive officers generally. Mr. Collins target bonus under Sterling’s bonus plan will be 50% of his annual base salary. In addition, Sterling granted Mr. Collins performance units under its Long-Term Incentive Plan for the performance period commencing January 1, 2010 and continuing thereafter until December 31, 2012 based on the amount of operating cash flow generated by Sterling over that period, with 156 units payable at threshold level ($9.8 million), 312 units payable at target level ($12.2 million) and 625 units payable at maximum level ($20 million). Performance units are payable at an amount equal to $1,000 each. For purposes of these performance units, the term, “operating cash flow” means operating cash flow (from Sterling’s cash flow statements) minus maintenance capital expenditures and proceeds from the sale of non-PP&E assets. Mr. Collins was also designated as a participant under Sterling’s Fifth Amended and Restated Key Employee Protection Plan with an Applicable Multiplier (as defined in the Key Employee Protection Plan) of two. Finally, Sterling will reimburse Mr. Collins for certain of his expenses incurred in connection with his relocation from New Jersey to Houston, Texas.
     In connection with the appointment of Mr. Collins as Senior Vice President and Chief Financial Officer, Ms. Carla Stucky, Vice President and Corporate Controller of Sterling, will no longer perform the function of Sterling’s principal financial officer, effective March 1, 2010.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release of Sterling Chemicals, Inc., dated February 26, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010	STERLING CHEMICALS, INC.
	By:	/s/ John V. Genova
John V. Genova
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Sterling Chemicals, Inc. dated February 26, 2010